CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statement of Conseco, Inc. on Form S-3 (File No. 333-00000), of our report dated March 30, 1999 on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. and subsidiaries as of December 31, 1998 and 1997, and for the years ended December 31, 1998, 1997 and 1996, included in the Annual Report on Form 10-K, which as to the years 1997 and 1996, insofar as such financial statements relate to Conseco Finance Corp. (formerly Green Tree Financial Corporation), is based on the report of KPMG LLP, independent auditors. We also consent to the reference to our firm under the caption "Experts".


                                                  /s/ PricewaterhouseCoopers LLP
                                                  ------------------------------
                                                      PricewaterhouseCoopers LLP


Indianapolis, Indiana
January 11, 2000